Exhibit 10.9

MORTGAGE

THIS DOCUMENT SECURES FUTURE ADVANCES AND IS INTENDED

TO BE A FUTURE ADVANCE MORTGAGE, AS BOTH OF

THOSE PHRASES ARE DEFINED IN 1990 MICH. PUB. ACTS 348, AS AMENDED.

THIS DOCUMENT COVERS FIXTURES AND IS INTENDED

FOR FILING WITH THE OAKLAND COUNTY, MICHIGAN

REGISTER OF DEEDS

THIS MORTGAGE (this “Mortgage”) is made as of                     , 2007, by Wheel to Wheel, LLC, an Indiana limited liability company (“Borrower”), having its principal offices at 570 Executive Drive, Troy, Michigan 48083, in favor of WB QT, LLC, a Delaware limited liability company, as Agent for the Lenders (collectively, “Lender”), having its principal offices at Suite 300, 3033 Excelsior Boulevard, Minneapolis, Minnesota 55416.

RECITALS

A. Lender has lent, or agreed to lend, to Borrower the principal sum of thirty million, six hundred thirty-seven thousand, five hundred dollars and no one hundredths, ($30,637,500.00) (the “Loan”), to be repaid with interest thereon, as evidenced by those certain Revolving Credit Notes and Term Notes (collectively, the “Note”), a Credit Agreement between Borrower and Lender of even date herewith (the “Credit Agreement”). The Note, the Credit Agreement and any other Loan Document (as defined in the Credit Agreement) are each dated the same date as this Mortgage, are hereby incorporated by reference, and, together with this Mortgage, are sometimes collectively referred to as the “Loan Documents”.

B. The Obligations secured by this Mortgage (the “Obligations”) are as follows:

(i) the principal amount of $30,637,500.00 or so much thereof as may be advanced by Lender under the Note and pursuant to the Credit Agreement; plus

(ii) interest on the amount advanced and unrepaid, at the interest rate or rates provided in the Note; plus

(iii) all other amounts payable by Borrower and all other agreements of Borrower under the Loan Documents as the same now exist or may hereafter be amended.

C. The Obligations shall mature on or before January     , 2010 (the “Maturity Date”).

NOW, THEREFORE, Borrower, in consideration of Lender making the Loan, and to secure the Loan and payment and performance of the Obligations, hereby grants, bargains, sells, conveys, mortgages and warrants to Lender, its successors and assigns, forever, with power of sale, and grants to Lender, its successors and assigns, a security interest in, the following, all of which is called the “Mortgaged Property”:

A. LAND AND IMPROVEMENTS

The land described in Exhibit A attached hereto and all mineral rights, hereditaments, easements and appurtenances thereto (collectively the “Land”), and all improvements and structures thereon (the “Improvements”); and

B. FIXTURES AND PERSONAL PROPERTY

All fixtures (the “Fixtures”), and all machinery, equipment and personal property (collectively the “Personal Property”) now or hereafter located on, in or under the Land and the Improvements, or usable in connection with the Land or the Improvements, and which are owned by Borrower or in which Borrower has an interest, including any construction and building materials stored on and to be included in the Improvements, and also including those specific items, if any, described in Exhibit B attached hereto, plus any repairs, replacements and betterments to any of the foregoing and the proceeds and products thereof; and

C. LEASES AND RENTS

All rights of Borrower with respect to tenants or occupants now or hereafter occupying any part of the Land or the Improvements, if any, including all leases and licenses and rights in connection therewith, whether oral or written (collectively the “Leases”), and, subject and pursuant to Act 210 of the Public Acts of Michigan of 1953, as amended, and Act 228 of the Public Acts of Michigan, as amended, as applicable, all rents, income, both from services and occupation, royalties, revenues and payments, including prepayments and security deposits, payments for the rental or sale or use of rooms, for goods sold or leased, for food or beverage sold on or from the Land and the Improvements, for any entertainment offered on the Land and the Improvements, for services rendered, whether or not yet earned by performance, for the rental, sale or use of any equipment, from vending machines, and all payments from any consumer credit/charge card organization, whether or not now existing or owned or hereinafter credited or owed (collectively the “Rents”), which are now or hereafter due or to be paid in connection with the Land, the Improvements, the Fixtures or the Personal Property; and

D. GENERAL INTANGIBLES

All general intangibles of Borrower which relate to any of the Land, the Improvements, the Fixtures, the Personal Property, the Leases or the Rents, including proceeds of insurance and condemnation or conveyance of the Land and the Improvements, accounts, trade names, contract rights, accounts receivable, bank accounts and all rights of Borrower to any splits or divisions of land permitted with respect to the Land; and

E. AFTER ACQUIRED PROPERTY AND PROCEEDS

All after acquired property similar to the property herein described and conveyed which may be subsequently acquired by Borrower and used in connection with the Land, the Improvements, the Fixtures, the Personal Property and other property; and all cash and non-cash proceeds and products of all of the foregoing property.

TO HAVE AND TO HOLD the same, and all estate therein, together with all the rights, privileges and appurtenances thereunto belonging, to the use and benefit of Lender, its successors and assigns, forever.

PROVIDED NEVERTHELESS, should Borrower pay and perform all the Obligations, then these presents will be of no further force and effect, and this Mortgage shall be satisfied by Lender, at the expense of Borrower.

BORROWER FURTHER agrees as follows:

ARTICLE I

AGREEMENTS

Section 1.1 Performance of Obligations; Incorporation by Reference. Borrower shall pay and perform the Obligations. Time is of the essence hereof. All of the covenants, obligations, agreements, warranties and representations of Borrower contained in the Credit Agreement and the other Loan Documents (which include, without limitation, covenants, obligations, agreements, warranties and representations with respect to the maintenance and repair of the Mortgaged Property, compliance with laws and regulations, including environmental laws and regulations, pertaining to the Mortgaged Property, payment of taxes and assessments levied against the Mortgaged Property, payment of utilities and services supplied to the Mortgaged Property, procuring of insurance with respect to the Mortgaged Property and payment of insurance premiums therefor, leasing of the Mortgaged Property, and the use and application of insurance and condemnation proceeds), and all of the terms and provisions thereof, are hereby incorporated herein and made a part hereof by reference as if fully set forth herein.

Section 1.2 Further Assurances. If Lender requests, Borrower shall sign and deliver and cause to be recorded as Lender shall direct any further mortgages, instruments of further assurance, certificates and other documents as Lender reasonably may consider necessary or desirable in order to perfect, continue and preserve the Obligations and Lender’s rights, title, estate, liens and interests under the Loan Documents. Borrower further agrees to pay to Lender, upon demand, all costs and expenses incurred by Lender in connection with the preparation, execution, recording, filing and refiling of any such documents, including attorneys’ fees and title insurance costs.

Section 1.3 Sale, Transfer, Encumbrance. If Borrower sells, conveys, transfers or otherwise disposes of, or encumbers, any part of its interest in the Mortgaged Property, whether voluntarily, involuntarily or by operation of law, unless allowed pursuant to Section 6.5 of the Credit Agreement, it will be a default hereunder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Borrower makes the following representations and warranties:

Section 2.1 Ownership, Liens, Compliance with Laws. Borrower owns the Mortgaged Property free from all liens and encumbrances except those listed on Exhibit A attached hereto or the Permitted Liens as defined in the Credit Agreement (the “Permitted Encumbrances”). All applicable zoning, environmental, land use, subdivision, building, fire, safety and health laws, statutes, ordinances, codes and regulations affecting the Mortgaged Property permit the current use and occupancy thereof, and Borrower has obtained all consents, permits and licenses required for such use.

Section 2.2 Use. The Mortgaged Property is not homestead property nor is it agricultural property or in agricultural use.

ARTICLE III

DEFAULTS AND REMEDIES

Section 3.1 Events of Default. An Event of Default, as defined in the Credit Agreement, shall constitute an Event of Default hereunder.

Section 3.2 Remedies. Upon the occurrence of an Event of Default described in Section 7.1 of the Credit Agreement, all of the Obligations shall be accelerated and become immediately due and payable without notice or declaration to Borrower. Upon the occurrence of one or more other Events of Default, all of the Obligations, at the option of Lender, shall be accelerated and become immediately due and payable upon notice to Borrower. In either event, the Obligations shall be due and payable without presentment, demand or further notice of any kind. Lender shall have the right to proceed to protect and enforce its rights by one or more of the following remedies:

(A)	LENDER SHALL HAVE THE RIGHT TO BRING SUIT either for damages, for specific performance of any agreement contained in any Loan Document, or for the enforcement of any other appropriate legal or equitable remedy.

(B)	LENDER SHALL HAVE THE RIGHT TO IMMEDIATELY COMMENCE FORECLOSURE PROCEEDINGS AGAINST THE MORTGAGED PROPERTY PURSUANT TO THE APPLICABLE LAWS, Borrower to remain liable for any deficiency. Said sale may be as one tract or otherwise, at the sole option of Lender. In the event of any sale of the Mortgaged Property pursuant to any judgment or decree of any court or at public auction or venue or otherwise in connection with the enforcement of any of the terms of this Mortgage, Lender, its successors or assigns, may become the purchaser, and for the purpose of making settlement for or payment of the purchase price, shall be entitled to deliver over and use the Note and any claims for interest accrued and unpaid thereon, together with all other sums, with interest, advanced or secured hereby and unpaid hereunder, in order that there may be credited as paid on the purchase price the total amount of the Obligations then due, including principal and interest on the Note and all other sums, with interest, advanced or secured hereby and unpaid hereunder or under any of the other Loan Documents.

The commencement by Lender of foreclosure proceedings by advertisement or in equity shall be deemed an exercise by Lender of its option set forth in Section 3.2(A) to accelerate the due date of all sums secured hereby. Borrower hereby grants power to Lender, in the event of the occurrence of an Event of Default hereunder, to grant, bargain, sell, release and convey the Mortgaged Property at public auction or vendue, and upon such sale to execute and deliver to the purchaser(s) instruments of conveyance pursuant to the terms hereof and to the applicable laws. Borrower acknowledges that the foregoing sentence confers a power of sale upon Lender, and that upon an Event of Default this Mortgage may be foreclosed by advertisement as described below and in the applicable Michigan statutes. Borrower understands that upon an Event of Default, Lender is hereby authorized and empowered to sell the Mortgaged Property, or cause the same to be sold and to convey the same to the purchaser in any lawful manner, including but not limited to that provided by Chapter 32 of the Revised Judicature Act of Michigan, entitled “Foreclosure of Mortgage by Advertisement”, which permits Lender to sell the Mortgaged Property without affording Borrower a hearing, or giving Borrower actual personal notice. The only notice required under such Chapter 32 is to publish notice in a local newspaper and to post a copy of the notice on the Mortgaged Property.

WAIVER: By conferring this power of sale upon Lender, Borrower, for itself, its successors and assigns, after an opportunity for consultation with its legal counsel, hereby voluntarily, knowingly and intelligently waives all rights under the Constitution and Laws of the United States and under the Constitution and Laws of the State of Michigan, both to a hearing on the right to exercise and the exercise of the power of sale, and to notice except as required by the Michigan statute which provides for Foreclosure of Mortgages by Advertisement. However, Borrower reserves the right to timely contest the exercise of the power of sale by instituting suit against Lender in the circuit court of the county in which the Mortgaged Property is located or any other court of competent jurisdiction.

In the event of any sale of the Mortgaged Property by foreclosure, through suit in equity, by publication or otherwise, the proceeds of any such sale shall be applied in the following order of priority: (1) to all expenses incurred for the collection of Borrower’s indebtedness and the foreclosure of this Mortgage, including reasonable attorneys’ fees as are permitted by law; (2) to all sums expended or incurred by Lender directly or indirectly in carrying out the covenants and agreements of Borrower under this Mortgage, together with interest thereon; (3) to all interest accrued under the Note; (4) to the principal balance of the Note and the principal balance of any other indebtedness due from Borrower to Lender; and (5) the surplus, if any, shall be paid to Borrower, unless a court of competent jurisdiction decrees otherwise.

In order to facilitate Lender’s exercise of the rights, powers and remedies granted above, Borrower hereby irrevocably appoints Lender its true and lawful attorney to act in its name and stead for the purpose of effectuating any sale, assignment, transfer or delivery authorized above, whether pursuant to the power of sale granted herein or judicial foreclosure, and to execute and deliver all such deeds, bills of sale, leases, assignments and other instruments as Lender may deem necessary and appropriate. Notwithstanding the foregoing, if requested by Lender or any purchaser from Lender, Borrower shall ratify and confirm any such sale, assignment, transfer or delivery by executing and delivering to Lender or such purchaser all appropriate deeds, bills of sale, lease assignments and other instruments as may be designated in such request. Any purchaser at any sale shall acquire good title to the property so purchased, free of the lien of this Mortgage and subject to all rights of redemption in Borrower. The receipt of the officer making the sale under judicial proceedings or of Lender shall be sufficient discharge to the purchaser for the purchase money and such purchaser shall not be responsible for the proper application thereof.

Borrower hereby waives, to the extent permitted by applicable law, the benefit of all appraisement, valuation, stay, extension, exemption or redemption laws or any so-called “Moratorium Laws” now existing or hereafter enacted. Borrower hereby waives, to the extent permitted by applicable law, any and all rights of the redemption from sale to which it may be entitled under the laws of the State of Michigan, on behalf of Borrower and each and every person acquiring any interest in, or title to, the Mortgaged Property described herein subsequent to the date of this Mortgage, and on behalf of all other persons to the extent permitted by law.

(C)	LENDER SHALL HAVE THE RIGHT TO OBTAIN THE APPOINTMENT OF A RECEIVER OF THE MORTGAGED PROPERTY at any time after the occurrence of an Event of Default. Lender shall be entitled to the appointment of a receiver as a matter of right, without notice and without giving bond to Borrower, and without regard to waste, adequacy of the security or solvency of Borrower. The receiver shall collect (until the Obligations are fully paid and satisfied and, in the case of a foreclosure sale, during the entire redemption period) the Rents, and shall manage the Mortgaged Property, execute leases within or beyond the period of the receivership if approved by the court and apply all rents, profits and other income collected by him in the following order:

(i)	to the payment of all reasonable fees of the receiver, if any, approved by the court;

(ii)	to the payment when due of delinquent or current real estate taxes or special assessments with respect to the Mortgaged Property, or the periodic escrow for the payment of the same;

(iii)	to the payment when due of premiums for insurance of the type required by the Credit Agreement, or the periodic escrow for the payment of the same;

(iv)	to the payment of all expenses for normal maintenance of the Mortgaged Property; and

(v)	the balance to Lender to be applied to the Obligations, in such order as Lender may elect.

Lender shall have the right, at any time and without limitation, to advance money to the receiver to pay any part or all of the items which the receiver should otherwise pay if cash were available from the Mortgaged Property and sums so advanced, with interest at the highest rate allowed under the Notes (the “Default Rate”), shall be secured hereby, or if advanced during the period of redemption shall be part of the sum required to be paid to redeem from the sale.

In connection with Lender’s right to possession of the Mortgaged Property upon an Event of Default, Borrower acknowledges that it has been advised that there is a significant body of case law in Michigan which purportedly provides that in the absence of a showing of waste of a character sufficient to endanger the value of the premises, or other special factors, a mortgagor is entitled to remain in possession of mortgaged premises, and to enjoy the income, rents and profits therefrom, during the pendency of foreclosure proceedings and until the expiration of the redemption period, even if the mortgage documents expressly provide to the contrary. Borrower further acknowledges that it has been advised that Lender recognizes the value of the security covered hereby is inextricably intertwined with the effectiveness of the management, maintenance and general operation of the Mortgaged Property, and that Lender would not make the loan secured hereby unless it could be assured that it would have the right to take possession of the Mortgaged Property in order to manage or to control management thereof, and to enjoy the income, rents and profits therefrom, immediately upon the occurrence of an Event of Default, notwithstanding that foreclosure proceedings may not have been instituted, or are pending, or the redemption period may not have expired. Accordingly, Borrower hereby knowingly, intelligently and voluntarily waives all right to possession of the Mortgaged Property from and after the occurrence of an Event of Default, upon demand for possession by Lender, and Borrower agrees not to assert any objection or defense to Lender’s request or petition to a court for possession. The rights hereby conferred upon Lender have been agreed upon prior to any Event of Default hereunder and the exercise by Lender of any such rights shall not be deemed to put Lender in the status of a “mortgagee in possession”. Borrower acknowledges that this provision is material to this transaction and that Lender would not make the loan secured hereby but for this paragraph.

Borrower’s failure to pay taxes and/or assessments levied against the Mortgaged Property, or any installment thereof, or any insurance premium for policies covering the Mortgaged Property or any part thereof, shall constitute waste (although the meaning of the term “waste” shall not be limited to such nonpayment), as provided by Act No. 236 of the Public Acts of Michigan of 1961, as amended, and shall entitle Lender to all remedies provided for therein. Borrower further agrees to and does hereby consent to the appointment of a receiver under such statute, should Lender elect to seek such relief thereunder.

(D)

LENDER SHALL HAVE THE RIGHT TO COLLECT THE RENTS from the Mortgaged Property and apply the same in the manner hereinbefore provided with respect to a receiver. For that purpose, Lender may enter and take possession of the Mortgaged Property and manage and operate the same and take any action which, in Lender’s judgment, is necessary or proper to collect the Rents and to conserve the value of the Mortgaged Property. Lender may also take possession of, and for these purposes use, any and all of the Personal Property. The expense (including any receiver’s fees, attorneys’ fees, costs and agent’s compensation) incurred pursuant to the powers herein contained shall be secured by this Mortgage. Lender shall not be liable to account to Borrower for any action taken pursuant hereto other than to account for any Rents actually received by Lender.

Enforcement hereof shall not cause Lender to be deemed a mortgagee in possession unless Lender elects in writing to be a mortgagee in possession.

The assignment of Leases and Rents contained herein shall run with the land and be good and valid as against Borrower and those claiming by, under or through Borrower, from the date of this Mortgage, and shall be binding upon the tenants and occupiers of the Mortgaged Property upon service of a copy of this Mortgage together with a notice of default as required by statute. This assignment shall continue to be operative during the foreclosure or any other proceedings taken to enforce this Mortgage. In the event of a foreclosure sale which results in a deficiency, this assignment shall stand as security during the redemption period for the payment of such deficiency. Such assignment is given as collateral security only and does not obligate Lender to perform any of the covenants or undertakings required to be performed by Borrower in any leases or occupancy agreements or arrangements.

Lender and its duly authorized agents shall be entitled to enter the Mortgaged Property for the purpose of delivering any and all such notices and other communications to the tenants and occupiers thereof as shall be necessary or desirable in Lender’s discretion to exercise its rights hereunder, and Lender and its agents shall have absolutely no liability to Borrower arising therefrom. Lender shall not, however, be obligated to give any tenant or occupier of the Mortgaged Property any notice by personal delivery and Lender may, in its sole discretion, deliver all such notices and communications by ordinary first-class U.S. mail, postage prepaid, or otherwise.

In the event that Borrower obstructs Lender in its efforts to collect the Rents from the Mortgaged Property, or after requested by Lender, unreasonably refuses, fails or neglects to assist Lender in collecting such Rents, Lender shall be entitled to the appointment of a receiver of the Mortgaged Property and of such Rents, with such powers as the court making such appointment may confer.

(E)	LENDER SHALL HAVE THE RIGHT TO ENTER AND TAKE POSSESSION of the Mortgaged Property and manage and operate the same in conformity with all applicable laws and take any action which, in Lender’s judgment, is necessary or proper to conserve the value of the Mortgaged Property.

(F)

LENDER SHALL HAVE ALL OF THE RIGHTS AND REMEDIES PROVIDED IN THE UNIFORM COMMERCIAL CODE including the right to proceed under the Uniform Commercial Code provisions governing default as to any Personal Property separately from the real estate included within the Mortgaged Property, or to proceed as to all of the Mortgaged Property in accordance with its rights and remedies in respect of said real estate. If Lender should elect to proceed separately as to such Personal Property, Borrower agrees to make such Personal Property available to Lender at a place or places acceptable to Lender, and if any notification of intended disposition of any of such Personal

Property is required by law, such notification shall be deemed reasonably and properly given if given at least seven (7) days before such disposition in the manner hereinafter provided.

(G)	LENDER SHALL HAVE THE RIGHT TO FILE PROOF OF CLAIM and other documents as may be necessary or advisable in order to have its claims allowed in any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Borrower, its creditors or its property, for the entire amount due and payable by Borrower in respect of the Obligations at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Borrower after such date.

Each remedy herein specifically given shall be in addition to every other right now or hereafter given or existing at law or in equity, and each and every right may be exercised from time to time and as often and in such order as may be deemed expedient by Lender and the exercise or the beginning of the exercise of one right shall not be deemed a waiver of the right to exercise at the same time or thereafter any other right. Lender shall have all rights and remedies available under the law in effect now and/or at the time such rights and remedies are sought to be enforced, whether or not they are available under the law in effect on the date hereof.

Section 3.3 Expenses of Exercising Rights, Powers and Remedies. The reasonable expenses (including any receiver’s fees, attorneys’ fees, appraisers’ fees, environmental engineers’ and/or consultants’ fees, costs incurred for documentary and expert evidence, stenographers’ charges, publication costs, costs (which may be estimated as to items to be expended after entry of the decree of foreclosure) of procuring all abstracts of title, continuations of abstracts of title, title searches and examinations, title insurance policies and commitments and extensions therefor, Torrens duplicate certificates of title, UCC and chattel lien searches, and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute any foreclosure action or to evidence to bidders at any sale which may be had pursuant to any foreclosure decree the true condition of the title to or the value of the Mortgaged Property, and agent’s compensation) incurred by Lender after the occurrence of any Event of Default and/or in pursuing the rights, powers and remedies contained in this Mortgage shall be immediately due and payable by Borrower, with interest thereon from the date incurred at the Default Rate, and shall be added to the indebtedness secured by this Mortgage.

Section 3.4 Restoration of Position. In case Lender shall have proceeded to enforce any right under this Mortgage by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, and in every such case, Borrower and Lender shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property subject to the lien hereof.

Section 3.5 Marshalling. Borrower, for itself and on behalf of all persons, parties and entities which may claim under Borrower, hereby waives all requirements of law relating to the marshalling of assets, if any, which would be applicable in connection with the enforcement by Lender of its remedies for an Event of Default hereunder, absent this waiver. Lender shall not be required to sell or realize upon any portion of the Mortgaged Property before selling or realizing upon any other portion thereof. Upon any foreclosure sale of the Mortgaged Property, the same may be sold either as a whole or in parcels, as the Mortgagee may elect, and if in parcels, the same may be divided as the Mortgagee may elect, and at the election of the Mortgagee, may be offered first in parcels and then as a whole, that offer producing the highest price for the entire property to prevail. Any law, statutory or otherwise, to the contrary notwithstanding, the Mortgagor hereby waives the right to require any such sale to be made in parcels or the right to select such parcels.

Section 3.6 Waivers. No waiver of any provision hereof shall be implied from the conduct of the parties. Any such waiver must be in writing and must be signed by the party against which such waiver is sought to be enforced. The waiver or release of any breach of the provisions set forth herein to be kept and performed shall not be a waiver or release of any preceding or subsequent breach of the same or any other provision. No receipt of partial payment after acceleration of any of the Obligations shall waive the acceleration. No payment by Borrower or receipt by Lender of a lesser amount than the full amount secured hereby shall be deemed to be other than on account of the sums due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Lender may accept any check or payment without prejudice to Lender’s right to recover the balance of such sums or to pursue any other remedy provided in this Mortgage. The consent by Lender to any matter or event requiring such consent shall not constitute a waiver of the necessity for such consent to any subsequent matter or event.

Section 3.7 Lender’s Right to Cure Defaults. If Borrower shall fail to comply with any of the terms of the Loan Documents with respect to the procuring of insurance, the payment of taxes, assessments and other charges, the keeping of the Mortgaged Property in repair, or any other term contained herein or in any of the other Loan Documents, Lender may perform the same and make advances to perform the same without releasing Borrower from any of the Obligations. Borrower agrees to repay upon demand all sums so advanced and all sums expended by Lender in connection with such performance, including without limitation attorneys’ fees, with interest at the Default from the dates such advances are made, and all sums so advanced and/or expenses incurred, with interest, shall be secured hereby, but no such advance and/or incurring of expense by Lender, shall be deemed to relieve Borrower from any default hereunder or under any of the other Loan Documents, or to release Borrower from any of the Obligations. For the purpose of carrying out the provisions of this Section, Borrower irrevocably appoints Lender its attorney-in-fact, with full power of substitution, to perform any such terms and to take such action as may be necessary, in the judgment of Lender, to so perform. This power of attorney is coupled with an interest and is irrevocable.

Section 3.8 Suits and Proceedings. Lender shall have the power and authority, upon prior notice to Borrower, to institute and maintain any suits and proceedings as Lender may deem advisable to (i) prevent any impairment of the Mortgaged Property by any act which may be unlawful or by any violation of this Mortgage, (ii) preserve or protect its interest in the Mortgaged Property, or (iii) restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if, in the sole opinion of Lender, the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Lender’s interest.

Section 3.9 Prepayment. Upon any Event of Default hereunder and following the acceleration of maturity as provided in this Mortgage, a tender of payment of the amount necessary to satisfy the entire indebtedness secured hereby, made at any time prior to the foreclosure sale by Borrower, or by anyone in behalf of Borrower, shall constitute an evasion of the payment terms of the Note and shall be deemed to be a voluntary prepayment thereunder, and any such payment, to the extent permitted by law, will therefore include the premium required under the prepayment privilege, if any, contained in the Note.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Binding Effect; Survival; Number; Gender. This Mortgage shall be binding on and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns. All agreements, representations and warranties contained herein or otherwise heretofore made by Borrower to Lender shall survive the execution, delivery and foreclosure hereof. The singular of all terms used herein shall include the plural, the plural shall include the singular, and the use of any gender herein shall include all other genders, where the context so requires or permits.

Section 4.2 Severability. The unenforceability or invalidity of any provision of this Mortgage as to any person or circumstance shall not render that provision unenforceable or invalid as to any other person or circumstance.

Section 4.3 Notices. Except as expressly provided otherwise in the Credit Agreement, all notices and other communications provided to any party hereto under this Mortgage shall be in writing and shall be given by personal delivery, by mail, by reputable overnight courier, by telex or by facsimile and addressed or delivered to it at its address set forth below or at such other address as may be designated by such party in a notice to the other parties that complies as to delivery with the terms of this Section 4.3. Any notice, if personally delivered or if mailed and properly addressed with postage prepaid and sent by registered or certified mail, shall be deemed given when received or when delivery is refused; any notice, if given to a reputable overnight courier and properly addressed, shall be deemed given two (2) business cays after the date on which it was sent, unless it is actually received sooner by the named addressee; and any notice, if transmitted by telex or facsimile, shall be deemed given when received (answer back confirmed in the case of telexes and receipt confirmed in the case of telecopies). Lender may, but, except as specifically provided herein, shall not be required to, take any action on the basis of any notice given to it by telephone, but the giver of any such notice shall promptly confirm such notice in writing or by telex or facsimile, and such notice will not be deemed to have been received until such confirmation is deemed received in accordance with the provisions of this Section set forth above. If such telephonic notice conflicts with any such confirmation, the terms of such telephonic notice shall control.

If to Borrower:	Wheel to Wheel, LLC
570 Executive Drive
Troy, Michigan 48083
Attn:
Telecopy No.

If to Lender:	WB QT, LLC
3033 Excelsior Boulevard
Suite 300
Minneapolis, Minnesota 55416
Attn:
Telecopy No.

Section 4.4 Applicable Law. This Mortgage shall be construed and enforceable in accordance with, and be governed by, the internal laws of the State of Minnesota, without regard to principles of conflict of laws but giving effect to federal laws of the United States applicable to national banks; except that the laws of the State of Michigan shall apply to all matters affecting or relating to the creation, perfection and priority of the liens and security interests under this Mortgage, and to foreclosure and the other provisions of this Mortgage relating to the enforcement of the rights and remedies of the Lender. If any provision of this Mortgage is inconsistent with any provision of the statues or common law of the State of Michigan governing the foreclosure of this Mortgage (collectively, the “Foreclosure Laws”), the provisions of the Foreclosure Laws shall, to the extent of the inconsistency, take precedence over the inconsistent provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can be construed in a manner consistent with the Foreclosure Laws.

Section 4.5 Effect. This Mortgage is in addition and not in substitution for any other guarantees, covenants, obligations or other rights now or hereafter held by Lender from any other person or entity in connection with the Obligations.

Section 4.6 Assignability. Lender shall have the right to assign this Mortgage, in whole or in part, or sell participation interests herein, to any person obtaining an interest in the Obligations.

Section 4.7 Headings. Headings of the Sections of this Mortgage are inserted for convenience only and shall not be deemed to constitute a part hereof.

Section 4.8 Fixture Financing Statement. This Mortgage shall be deemed to be a fixture financing statement within the meaning of the Minnesota Uniform Commercial Code and for such purpose, the following information is given:

a.	Name and address of Debtor:	Wheel to Wheel, LLC 570 Executive Drive Troy, Michigan 48083

Attn:

b.	Type of organization:	Limited Liability Company

c.	Jurisdiction of organization:	Indiana

d.	Organization ID No.:	2003102400053

e.	Name and address of Secured Party:	WB QT, LLC 3033 Excelsior Boulevard, Suite 300 Minneapolis, Minnesota 55416
Attn:

f.	Description of the types (or items) of property covered by this Financing Statement:	See Granting Clauses on pages 2-3 above

g.	Description of real estate to which the collateral is attached or upon which it is or will be located:	See Exhibit A hereto

h.	Record owner of real estate to which the collateral is attached or upon which it is or will be located:

Some of the above-described collateral is or is to become fixtures upon the above-described real estate and this Financing Statement is to be filed for record in the public real estate records.

IN WITNESS WHEREOF, Borrower has executed this Mortgage as of the date first written above.

Witnessed by:	Wheel to Wheel, LLC, an Indiana
limited liability company

Name:	Name:	/s/ Kenneth R. Lombardo
	Title:	General Counsel

Name:

STATE OF	)
) ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me in                      County,                     on this      day of                     , 2007, by                                         , the                                  of Wheel to Wheel, LLC, an Indiana limited liability company, on behalf of said company.

, Notary Public
County, Acting in County, My Commission Expires:

THIS INSTRUMENT WAS PREPARED BY, AND WHEN RECORDED SHOULD BE RETURNED TO: Dorsey & Whitney LLP (RMH) 50 South Sixth Street, Suite 1500 Minneapolis, MN 55402-1498	ADDRESS OF BORROWER/ MORTGAGOR: Quantum Fuel Systems Technologies Worldwide, Inc. 570 Executive Drive Troy, MI 48083

EXHIBIT A

Legal Description (Granting Clause A)

The real estate situated in the City of Troy, Oakland County, Michigan, described as:

Lot 13 and the South 63 feet of Lot 12, ROBBINS EXECUTIVE PARK EAST, according to the plat thereof as recorded in liber 130, pages 15, 16 and 17, of Plats, Oakland County Records.

Parcel Identification No. 20-36-326-032

Commonly known as: 570 Executive Drive.

Permitted Encumbrances (Section 2.1)

1. Subject to the terms and conditions of Settlement Agreement recorded October 2, 1989 in Liber 11088, page 341.

2. Ten foot easement over the front of said lot for sanitary sewer as shown on the recorded plat.

3. Building and use restrictions and other terms, covenants and conditions, but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, familial status or national origin to the extent such covenants, conditions or restrictions violate 42 USC 3604 (c), disclosed by instrument recorded in Liber 5624, Page 322.

EXHIBIT B

List of Personal Property (Granting Clause B)

See attached list